American Skiing Company Resort Properties, Inc. Agrees On
                   Forbearance Terms with Fleet National Bank

     Agreement provides additional time to resolve real estate loan defaults

PARK CITY, UTAH - November 27, 2002 -- American Skiing Company (OTC: AESK) announced today that its primary real estate development subsidiary, American Skiing Company Resort Properties, Inc. (ASCRP) has entered into an agreement with Fleet National Bank and the other lenders under its $63 million senior secured credit facility for a 30 day forbearance from the exercise of lenders' remedies. As previously reported, ASCRP has been in payment default under its senior secured credit facility since May 2002. Under the agreement, Fleet and the other lenders have agreed not to pursue any additional foreclosure remedies, and to cease publication of foreclosure notices, during a 30 day forbearance period commencing on November 22, 2002.

"We are encouraged by this favorable development which provides additional time to resolve ASCRP's real estate loan defaults," said CEO B.J. Fair. "Recent negotiations have been very productive and we believe that additional progress will be made during the forbearance period on an agreement to resolve the pending payment default in a manner that is beneficial to both parties."

Management stated that the restructuring efforts with Fleet and the other lenders are aimed toward a restructuring of the senior credit facility at ASCRP which will establish a new special purpose entity to hold ASCRP's real estate development assets. The equity in the new special purpose entity is expected to be held by a combination of Fleet, the other lenders under the facility, and the Company. On October 2, 2002, the Company reported that its hotel development subsidiary, Grand Summit Resort Properties, Inc. (GSRP) had signed an agreement with Textron Financial Corporation to resolve loan defaults under its construction loan facility. GSRP is a wholly-owned subsidiary of ASCRP.

The ASCRP senior credit facility remains in default pending completion of negotiations. No assurance can be made that negotiations will be successfully completed, or the terms under which the payment defaults pending under the ASCRP senior facility may be resolved, if at all. In addition, regardless of the outcome of the proposed restructuring, the Company may lose control of assets pledged as collateral under the ASCRP senior secured credit facility. Until the Company makes a public announcement regarding resolution of the defaults we refer investors to disclosures made in the Company's 10-Q filing dated June 12, 2002, on file with the Securities and Exchange Commission.


About American Skiing Company

Headquartered in Park City, Utah, American Skiing Company is one of the largest operators of alpine ski, snowboard and golf resorts in the United States. Its resorts include Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; Steamboat in Colorado; and The Canyons in Utah. More information is available on the Company's Web site, www.peaks.com.

This document contains both historical and forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward looking statements. Such forward-looking statements involve a number of risks and uncertainties. American Skiing Company has tried wherever possible to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan," and words and terms similar in substance in connection with any discussion of operating or financial performance. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: the Company's substantial leverage; restrictions on the Company's ability to access sources of capital; changes in regional and national business and economic conditions affecting both American Skiing Company's resort operating and real estate segments; adverse weather conditions; failure to renew or refinance existing financial liabilities and obligations or attain new outside financing; failure to successfully restructure or refinance real estate credit facilities; failure to keep key management personnel; the possibility of war and its effect on the ski, resort, leisure and travel industries; uncertainties and issues arising, positive or negative, related to the previously announced re-audit of the Company's financial statements and other factors listed from time-to-time in American Skiing Company's documents filed by the Company with the Securities Exchange Commission. The forward looking statements included in this document are made only as of the date of this document and under section 27A of the Securities Act and section 21E of the Exchange Act, American Skiing Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.





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